EXHIBIT 99.1

FOR:            MERCER INTERNATIONAL INC.

APPROVED BY:    Jimmy S.H. Lee
 Chairman & President
 (604) 684-1099

David M. Gandossi
Executive Vice-President &
Chief Financial Officer
(604) 684-1099
For Immediate Release
Financial Dynamics
                                                                                                                            Investors: Eric Boyriven, Alexandra Tramont
                                                                                                                            Media: Kathleen Tanzy
                                                                                                                            (212) 850-5600

MERCER INTERNATIONAL INC. REPORTS 2005 SECOND QUARTER RESULTS

NEW YORK, NY, August 9, 2005 -- Mercer International Inc. (NASDAQ: MERCS, TSX: MRI.U) today reported results for the second quarter of 2005.

Summary Selected Highlights

	Three Months Ended June 30,
	2005	2004
	(in thousands)
Results of Operations	(unaudited)
Revenues	€129,609	€50,335
Income (loss) from operations	9,201	(978)
Operating EBITDA(1)	23,097	5,336
Interest expense	(22,200)	(2,366)
Unrealized gain (loss) on derivative financial instruments, net(2)	(69,451)	29,473
Unrealized foreign exchange loss on debt	(9,806)	-
Income tax (provision) benefit(3)	24,447	(219)
Net income (loss)	(62,151)	16,241
Income (loss) per share
Basic	(1.88)	0.94
Diluted	(1.88)	0.57

Other Data
Total pulp sales volume(4) (ADMTs)	278,752	74,841
Mill net pulp price realizations (per ADMT)	€408	€471
______________________
(1)	For a definition of Operating EBITDA, see page 6 of this press release and for a reconciliation of net loss to Operating EBITDA, see page 11 of the financial tables included in this press release.

(2)	Non-cash marked to market valuation loss.

(3)	Non-cash benefit for income taxes to our deferred income tax asset.

(4)   Excluding intercompany sales volumes of 4,105 and 1,540 ADMTs of pulp in the three months ended June 30, 2005 and 2004, respectively.

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Mercer Reports 2005 Second Quarter Results                                                                                                                   Page 2

Certain key factors affecting our 2005 second quarter results include:
•
Revenues in the second quarter of 2005 increased by €79.3 million over the comparative period of 2004 to €129.6 million, primarily from the inclusion of production and sales from our Stendal and Celgar pulp mills.

•
Interest expense increased to €22.2 million in the second quarter of 2005 from €2.4 million in the comparative period of 2004. The completion of the Stendal mill resulted in our expensing €14.5 million of the associated interest in the second quarter of 2005 versus capitalizing almost all of such interest expense in the prior period. In the current quarter, we also had interest expense of €5.7 million relating to our $310 million 9.25% senior notes issued in February 2005.

•
Operating EBITDA increased to €23.1 million in the current quarter from €5.3 million in the prior quarter reflecting higher pulp sales and a contribution to income from operations of €6.3 million resulting from the sale of excess carbon emission credits by our German pulp mills. For a definition of Operating EBITDA, see page 6 of this press release and for a reconciliation of net loss to Operating EBITDA, see page 11 of the financial tables included in this press release.

•
We recorded net unrealized non-cash holding losses on the marked-to-market valuation of our interest rate and currency derivatives of €20.8 million and €48.3 million in the second quarter of 2005 due to a decline in long-term European interest rates and the strengthening of the U.S. dollar versus the Euro. We also recorded an unrealized non-cash foreign exchange loss on our long-term debt of €9.8 million.

•	We recorded a non-cash benefit for income taxes of €24.4 million in the second quarter of 2005 to our deferred income tax asset.
•
Pulp markets in Europe were generally stable in the second quarter of 2005. List prices for NBSK pulp in Europe decreased to $613 per ADMT, but such decrease was partially offset by the strengthening of the U.S. dollar versus the Euro.

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Mercer Reports 2005 Second Quarter Results                                                                           Page 3

Results of Operations - 2005 Second Quarter

Selected production and sales data for the three months ended June 30, 2005 and 2004 is as follows:

	Three Months Ended June 30,
	2005	2004
	(ADMTs)
Production by Product Class:
Pulp production by mill:
Rosenthal	81,443	80,317
Celgar	111,071	-
Stendal	123,738	-
Total pulp production	316,252	80,317
Paper production	17,979	15,339
Total production	334,231	95,656

Revenues by Product Class:	(in thousands)
Pulp revenues by mill:
Rosenthal	€31,840	€36,022
Celgar	40,864	-
Stendal	40,808	927
Total pulp revenues(1)	113,512	36,949
Paper revenues	16,097	13,386
Total revenues(1)	€129,609	€50,335
____________
(1) Excluding intercompany net sales revenues of approximately €1.8 million and €0.8 million in the three months ended June 30, 2005 and 2004, respectively.

Revenues for the three months ended June 30, 2005 increased to €129.6 million from €50.3 million in the comparative period of 2004, primarily because of higher pulp sales resulting from the inclusion of sales from our Stendal and Celgar mills. Pulp sales by volume were 278,752 ADMTs in the second quarter of 2005, compared to 74,841 ADMTs in the comparative period of 2004. In the three months ended June 30, 2005, the Stendal and Celgar mills sold 202,756 ADMTs of NBSK pulp and had sales of €81.7 million.

Cost of sales and general, administrative and other expenses in the second quarter of 2005 increased to €120.4 million from €51.3 million in the comparative period of 2004, primarily as a result of the inclusion of production from our Stendal mill and the operations of the Celgar mill.

For the second quarter of 2005, revenues from our pulp operations increased to €113.5 million from €36.9 million in the same period a year ago, primarily as a result of the inclusion of production from our Stendal and Celgar mills. List prices for NBSK pulp in Europe were approximately €487 ($613) per ADMT in the second quarter of 2005, compared to approximately €535 ($645) per ADMT in the comparative period of last year. The decrease in NBSK pulp prices was partially offset by the strengthening of the U.S. dollar versus the Euro during the current period.

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Mercer Reports 2005 Second Quarter Results                                                                            Page 4
Pulp sales realizations decreased to €408 per ADMT on average in the second quarter of 2005 from €471 per ADMT in the second quarter of 2004, primarily as a result of lower price realizations of the Stendal and Celgar mills. The Stendal mill sold pulp at a discounted price as a result of its start up, which we expect will be eliminated during the year, and the Celgar mill sells a large portion of its production in Asian markets which had lower sales prices than European markets.

Cost of sales and general, administrative and other expenses for the pulp operations increased to €102.9 million in the second quarter of 2005 from €34.2 million in the comparative period of 2004, primarily as a result of the inclusion of €77.6 million of operating costs related to the Stendal and Celgar mills. In the second quarter of 2005, we recorded a contribution to income from operations of €6.3 million resulting from the sale of excess carbon emission credits by our German pulp mills.

Depreciation for the pulp operations increased to €13.4 million in the current quarter, from €5.6 million in the second quarter of 2004, primarily as a result of the inclusion of €10.0 million of depreciation from the Stendal and Celgar mills.

For the second quarter of 2005, our pulp operations generated operating income of €12.4 million, versus operating income of €3.5 million in the comparative quarter of 2004, primarily as a result of the inclusion of the results of the Stendal and Celgar mills, the sale of excess carbon emission credits by our German pulp mills and lower costs and expenses at our Rosenthal mill.

Revenues from our paper operations in the current quarter were €16.1 million, compared with €13.4 million in the same quarter of last year. For the second quarter of 2005, total paper sales volumes were 17,840 ADMTs, versus 15,383 ADMTs in the comparative quarter of 2004 primarily as a result of a shift in the product mix at our paper mills. Average prices realized on our paper products in the current quarter increased slightly, reflecting the shift in the product mix.

Cost of sales and general, administrative and other expenses for the paper operations in the second quarter of 2005 increased to €16.9 million from €15.9 million in the comparative quarter of 2004, primarily as a result of the shift in the product mix.

For the second quarter of 2005, our paper operations generated an operating loss of €0.8 million, compared to an operating loss of €2.5 million in the second quarter of 2004.

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Mercer Reports 2005 Second Quarter Results                                                                                   Page 5
In the second quarter of 2005, we had income from operations of €9.2 million, compared to a loss from operations of €1.0 million in the same quarter last year.

Interest expense in the second quarter of 2005 increased to €22.2 million from €2.4 million in the year ago period, due to interest expense of €14.5 million relating to the Stendal mill and higher borrowings resulting primarily from our $310 million senior note issue in February 2005. In the second quarter of 2004, almost all of the interest associated with the Stendal mill was capitalized during its construction.

Stendal had entered into certain foreign currency derivatives to swap a portion of its long-term bank indebtedness from Euros to U.S. dollars and certain currency forwards in the first quarter of 2005. In the second quarter of 2005, Stendal entered into foreign currency derivatives to swap the balance of its long-term indebtedness from Euros to U.S. dollars and a currency forward. We recorded a net unrealized non-cash holding loss of €48.3 million before minority interests upon the marked to market valuation of such currency derivatives due to the strengthening of the U.S. dollar versus the Euro at the end of the quarter. In the comparative quarter of 2004, we recorded a net unrealized non-cash holding gain of €13.7 million before minority interests on the then outstanding currency derivatives of Rosenthal and Stendal. In the second quarter of 2005, as a result of a decrease in long-term European interest rates, we also recorded a net unrealized non-cash holding loss of €20.8 million before minority interests on the marked to market valuation of the Stendal interest rate derivatives versus a net unrealized non-cash holding gain of €15.8 million before minority interests on the interest rate derivatives of Stendal and Rosenthal in the second quarter of 2004.

In the second quarter of 2005, minority interest, representing the two minority shareholders' proportionate interest in the Stendal mill, was €4.9 million, compared to €(10.2) million in the second quarter of 2004.

We reported a net loss for the second quarter of 2005 of €62.2 million, or €1.88 per basic and diluted share, which reflected the net unrealized non-cash holding losses on our currency and interest rate derivatives of €69.5 million and the unrealized non-cash foreign exchange loss on our long-term debt of €9.8 million, partially offset by the non-cash benefit for income taxes of €24.4 million, and interest expense related to our Stendal mill of €14.5 million. In the second quarter of 2004, we reported net income of €16.2 million, or €0.94 per basic share and €0.57 per diluted share.

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Mercer Reports 2005 Second Quarter Results                                                                         Page 6
We generated "Operating EBITDA" of €23.1 million and €5.3 million in the three months ended June 30, 2005 and 2004, respectively. Operating EBITDA is defined as income (loss) from operations plus depreciation and amortization and non-recurring capital asset impairment charges. Management uses Operating EBITDA as a benchmark measurement of its own operating results, and as a benchmark relative to its competitors. Management considers it to be a meaningful supplement to operating income as a performance measure primarily because depreciation expense and non-recurring capital asset impairment charges are not an actual cash cost, and depreciation expense varies widely from company to company in a manner that management considers largely independent of the underlying cost efficiency of their operating facilities. In addition, we believe Operating EBITDA is commonly used by securities analysts, investors and other interested parties to evaluate our financial performance.

Operating EBITDA does not reflect the impact of a number of items that affect our net income (loss), including financing costs and the effect of derivative instruments. Operating EBITDA is not a measure of financial performance under GAAP, and should not be considered as an alternative to net income (loss) or income (loss) from operations as a measure of performance, nor as an alternative to net cash from operating activities as a measure of liquidity. Operating EBITDA has significant limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.

Liquidity

	As at June 30,		As at December 31,
	2005		2004
	(in thousands)
	(unaudited)
Financial Position Cash and cash equivalents	€105,874		€49,568
Cash restricted	37,951		45,295
Receivables	75,344		54,687
Inventories	92,037		52,898
Prepaid expenses and other	7,057		4,961
Accounts payable and accrued expenses	101,399		56,542
Construction costs payable	34,090		65,436
Debt, current portion	97,618		107,090
Working capital (deficit)	85,156	(1)	(21,659)
Property, plant and equipment	1,109,394		936,035
Total assets	1,538,829		1,255,649
Long-term liabilities	1,125,857	(2)	863,840
Shareholders' equity	179,865		162,741

(1)	Does not include €88.5 million of government grants related to the Stendal mill from the federal and state governments of Germany, which we expect to receive in 2005.

(2)    Includes €28.6 million outstanding under the revolving credit facilities for the Rosenthal and Celgar mills.

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Mercer Reports 2005 Second Quarter Results                                                                         Page 7
We had good liquidity at June 30, 2005. Certain key factors affecting our liquidity include:
•	We had unrestricted cash and cash equivalents of €105.9 million.
•	The current Stendal construction costs payable of €34.1 million will be paid from restricted cash of €38.0 million held for such purpose.
•
We qualified for investment grants relating to the Stendal mill totaling approximately €88.5 million at June 30, 2005 from the federal and state governments of Germany, which we expect to receive in 2005. These grants, when received, will be applied to repay the €95.0 million of the current portion of our debt of €97.6 million that has been drawn under a dedicated tranche of the Stendal loan facility. Under our accounting policies, we do not record these government grants until they are received. The balance outstanding under this dedicated tranche of the Stendal loan facility will be substantially paid from VAT credits we expect to receive in the ordinary course.

•	Without giving effect to any government grants we expect to receive for the Stendal mill, we had net working capital of €85.2 million at June 30, 2005.

Results of Operations - Six Months Ended June 30, 2005
For the six months ended June 30, 2005, revenues increased to €227.5 million from €100.7 million in the prior period, primarily because of higher pulp sales. We generated income from operations of €8.3 million in the six months ended June 30, 2005, compared to a loss from operations of €2.9 million in the six months ended June 30, 2004. We generated Operating EBITDA of €33.2 million and €9.7 million in the six months ended June 30, 2005 and 2004, respectively. For a reconciliation of net income (loss) to Operating EBITDA, see page 11 of the financial tables included in this press release. We reported a net loss of €81.8 million or €2.80 per diluted share for the six months ended June 30, 2005, compared to a net loss of €2.7 million or €0.16 per diluted share for the six months ended June 30, 2004, which reflected an unrealized non-cash holding loss of €73.2 on our interest rate and currency derivatives and an unrealized non-cash foreign exchange loss on our long-term debt of €7.5 million, partially offset by the non-cash benefit for income taxes of €21.4 million, and the inclusion of certain non-capitalized interest of approximately €26.3 million related to the Stendal mill in the current period.

President's Comments
Mr. Jimmy S.H. Lee, President and Chairman, stated: "We are generally pleased with the operating performance of our pulp mill facilities in the quarter. The Celgar mill had very good production of 111,071 ADMTs, the Stendal mill ramped up production according to plan and the Rosenthal mill operated at a high rate of efficiency."

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Mercer Reports 2005 Second Quarter Results                                                                         Page 8
Mr. Lee continued: "Pulp prices were softer in the quarter with list prices in Europe averaging €487 per ADMT. Pulp pricing in Asia, and particularly China where Celgar has a large portion of its sales, remained weak with prices averaging around €390 per ADMT in the quarter."

He further stated: "We currently expect pulp prices to remain around current levels in the third quarter as a result of the traditional summer slowdown with demand in China improving in the fourth quarter, which may permit some price improvement."

He added: "We are pleased with the addition of Eric Heine and David Cooper, both of whom are senior experienced pulp marketing professionals, to lead our global pulp marketing strategy. Our added depth and leadership in our pulp marketing side should permit us to increase our price realizations over time."

Mr. Lee said: "The recent strengthening of the U.S. dollar versus the Euro will improve our operating performance as NBSK pulp is priced in U.S. dollars. A higher dollar generally results in increased Euro revenues."

He further stated: "Our results for the quarter reflect significant non-cash charges on the marked to market valuation of Stendal's currency derivatives of €48.3 million and its interest rate swap of €20.8 million, as well as a non-cash foreign exchange loss on our long-term debt of €9.8 million."

Mr. Lee added: "I am also very pleased to announce that we have recently approved an approximately C$28.5 million strategic capital plan for our Celgar mill. The plan provides for additional washers, increases to the mill's drying capacity and other smaller high return capital improvements. When completed, the plan is expected to increase the Celgar mill's annual production capacity to approximately 470,000 ADMTs, reduce operating costs such as chemicals and energy, improve pulp quality and mill reliability. We expect the cost of such plan to be met from cash on hand, cash flow from operations and our existing credit facilities."

Mr. Lee concluded: "We intend to continue to focus on further improving the efficiency of our mills, including ramping up the Stendal mill to its full production capacity and integrating and improving our NBSK pulp marketing activities. We believe this will position us as a leading world class NBSK pulp production and sales company."

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Mercer Reports 2005 Second Quarter Results                                                                         Page 9
In conjunction with this release, Mercer International Inc. will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for Tuesday, August 9, 2005 at 10:00 AM (Eastern Time). Listeners can access the conference call live and archived over the Internet through a link at the company's web site at http://www.mercerinternational.com, or at http://phx.corporate-ir.net/playerlink.zhtml?c=62074&s=wm&e=1113630. Please allow 15 minutes prior to the call to visit the site and download and install any necessary audio software. A replay of this call will be available approximately two hours after the live call ends until August 16, 2005 at 11:59 p.m. (Eastern Time). The replay number is (800) 642-1687, and the passcode is 8411532.

Mercer International Inc. is a global pulp and paper manufacturing company. To obtain further information on the company, please visit its web site at http://www.mercerinternational.com.

The preceding includes forward looking statements which involve known and unknown risks and uncertainties which may cause the company's actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market conditions, competition and other risk factors listed from time to time in the company's SEC reports.

-FINANCIAL TABLES FOLLOW-

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MERCER INTERNATIONAL INC.

CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2005 AND DECEMBER 31, 2004
(Euros in thousands)

	June 30, 2005	December 31, 2004
ASSETS
Current Assets
Cash and cash equivalents	€105,874	€49,568
Cash restricted	37,951	45,295
Receivables	75,344	54,687
Inventories	92,037	52,898
Prepaid expenses and other	7,057	4,961
Total current assets	318,263	207,409
Long-Term Assets
Cash restricted	19,074	47,538
Property, plant and equipment	1,109,394	936,035
Investments	4,728	5,079
Deferred note issuance and other costs	9,132	5,069
Deferred income tax	78,238	54,519
	1,220,566	1,048,240
Total assets	€1,538,829	€1,255,649
LIABILITIES
Current Liabilities
Accounts payable and accrued expenses	€101,399	€56,542
Construction costs payable	34,090	65,436
Debt, current portion	97,618	107,090
Total current liabilities	233,107	229,068
Long-Term Liabilities
Debt, less current portion	952,555	777,272
Unrealized foreign exchange rate derivative losses	47,685	-
Unrealized interest rate derivative losses	95,946	75,471
Pension and other post-retirement benefit obligations	15,728	-
Capital leases and other	9,800	9,035
Deferred income tax	4,143	2,062
	1,125,857	863,840
Total liabilities	1,358,964	1,092,908
Minority Interest	-	-
SHAREHOLDERS' EQUITY
Shares of beneficial interest	180,916	83,397
Additional paid-in capital, stock options	14	14
Retained earnings (deficit)	(12,642)	69,176
Accumulated other comprehensive income	11,577	10,154
Total shareholders' equity	179,865	162,741
Total liabilities and shareholders' equity	€1,538,829	€1,255,649

(1)
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MERCER INTERNATIONAL INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2005 and 2004
(Unaudited)
(Euros in thousands, except per share data)

	2005	2004

Revenues	€227,502	€100,651

Costs and expenses:
Cost of sales	210,167	88,628
General and administrative expenses	15,316	14,228
Gain on sale of emission credits	(6,288)	-
Flooding losses and expenses, less grant income	-	669
Total costs and expenses	219,195	103,525
Income (loss) from operations	8,307	(2,874)

Other income (expense):
Interest expense	(41,463)	(5,354)
Investment income	981	1,464
Realized loss on derivative financial instruments	(295)	-
Unrealized gain (loss) on derivative financial instruments	(73,015)	7,028
Unrealized foreign exchange loss on debt	(7,509)	-
Impairment of investments	(1,645)	-
Total other (income) expense	(122,946)	3,138

Income (loss) before income taxes and minority interest	(114,639)	264
Income tax (provision) benefit	21,412	(199)
Income (loss) before minority interest	(93,227)	65
Minority interest	11,409	(2,790)
Net loss	(81,818)	(2,725)

Retained earnings, beginning of period	69,176	49,196
Retained earnings (deficit), end of period	€(12,642)	€46,471

Loss per share
Basic and diluted	€(2.80)	€(0.16)

(2)

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MERCER INTERNATIONAL INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended June 30, 2005 and 2004
(Unaudited)
(Euros in thousands, except per share data)

	2005	2004

Revenues	€129,609	€50,335

Costs and expenses:
Cost of sales	119,178	43,210
General and administrative expenses	7,518	7,687
Gain on sale of emission credits	(6,288)	-
Flooding losses and expenses, less grant income	-	416
Total costs and expenses	120,408	51,313
Income (loss) from operations	9,201	(978)

Other income (expense):
Interest expense	(22,200)	(2,366)
Investment income	806	530
Unrealized gain (loss) on derivative financial instruments	(69,451)	29,473
Unrealized foreign exchange loss on debt	(9,806)	-
Total other income (expense)	(100,651)	27,637

Income (loss) before income taxes and minority interest	(91,450)	26,659
Income tax (provision) benefit	24,447	(219)
Income (loss) before minority interest	(67,003)	26,440
Minority interest	4,852	(10,199)
Net income (loss)	(62,151)	16,241

Retained earnings, beginning of period	49,509	30,230
Retained earnings (deficit), end of period	€(12,642)	€46,471

Income (loss) per share
Basic	€(1.88)	€0.94
Diluted	€(1.88)	€0.57

(3)

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MERCER INTERNATIONAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2005 and 2004
(Unaudited)
(Euros in thousands, except per share data)

	2005	2004
Cash Flows from (used in) Operating Activities:
Net loss	€(81,818)	€(2,725)
Adjustments to reconcile net loss to cash flows from operating activities
Cumulative unrealized losses (gains) on derivatives	73,015	(7,028)
Depreciation and amortization	25,299	12,607
Unrealized foreign exchange loss on debt	7,509	-
Impairment of investments and securities	1,645	-
Minority interest	(11,409)	2,790
Deferred income taxes	(21,638)	-
Stock compensation expense	72	616
Other	125	204

Changes in current assets and liabilities
Receivables	(20,742)	(2,489)
Inventories	(16,757)	(17,995)
Accounts payable and accrued expenses	41,319	12,166
Other	(1,853)	(1,224)
Net cash used in operating activities	(5,233)	(3,078)

Cash Flows from (used in) Investing Activities:
Purchase of property, plant and equipment	(8,493)	(117,327)
Acquisition of Celgar pulp mill	(146,608)	-
Sale of available-for-sale securities	-	1,161
Other	-	115
Net cash used in investing activities	(155,101)	(116,051)

Cash Flows from (used in) Financing Activities:
Cash restricted	35,808	(7,468)
Decrease in construction costs payable	(31,346)	(22,974)
Proceeds from borrowings of notes payable and debt	325,195	126,000
Repayment of notes payable and debt	(183,691)	(14,782)
Proceeds from investment grants	342	28,710
Repayment of capital lease obligations	(1,907)	(633)
Issuance of shares of beneficial interest	66,645	582
Net cash from financing activities	211,046	109,435

Effect of exchange rate changes on cash and cash equivalents	5,594	(63)
Net increase (decrease) in cash and cash equivalents	56,306	(9,757)
Cash and cash equivalents, beginning of period	49,568	51,993
Cash and cash equivalents, end of period	€105,874	€42,236

(4)

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MERCER INTERNATIONAL INC.

BUSINESS SEGMENT INFORMATION
For the Six Months Ended June 30, 2005 and 2004
(Unaudited)
(Euros in thousands)

	Rosenthal Pulp	Celgar(1) Pulp	Stendal Pulp	Total Pulp	Paper	Corporate, Other and Eliminations	Consolidated Total
Six Months Ended June 30, 2005
Sales to external customers	€65,936	€48,480	€81,606	€196,022	€31,480	€-	€227,502
Intersegment net sales	-	-	3,340	3,340	-	(3,340)	-
	65,936	48,480	84,946	199,362	31,480	(3,340)	227,502
Operating costs	47,405	40,554	71,546	159,505	29,601	(3,822)	185,284
Depreciation and amortization	6,630	4,097	13,454	24,181	379	323	24,883
General and administrative	3,810	2,837	1,677	8,324	2,562	4,430	15,316
Emission credits	(2,135)	-	(4,153)	(6,288)	-	-	(6,288)
	55,710	47,488	82,524	185,722	32,542	931	219,195
Income (loss) from operations	10,226	992	2,422	13,640	(1,062)	(4,271)	8,307
Interest expense							(41,463)
Investment income							981
Derivative financial instruments, net							(73,310)
Foreign exchange gain on debt							(7,509)
Impairment of investments							(1,645)
							(122,946)
Loss before income taxes and minority interest							€(114,639)

Segment assets	€347,935	€244,361	€906,244	€1,498,540	€24,294	€15,995	€1,538,829

Six Months Ended June 30, 2004
Sales to external customers	€71,031	€-	€927	€71,958	€28,693	€-	€100,651
Intersegment net sales	1,179	-	-	1,179	-	(1,179)	-
	72,210	-	927	73,137	28,693	(1,179)	100,651
Operating costs	49,125	-	-	49,125	27,213	(317)	76,021
Depreciation and amortization	11,136	-	12	11,148	1,141	318	12,607
General and administrative	4,636	-	5,448	10,084	2,643	1,501	14,228
Flooding grants, less losses and expenses	-	-	-	-	669	-	669
	64,897	-	5,460	70,357	31,666	1,502	103,525
Income (loss) from operations	7,313	-	(4,533)	2,780	(2,973)	(2,681)	(2,874)
Interest expense							(5,354)
Investment and other income							1,464
Derivative financial instruments, net							7,028
							3,138
Income before income taxes and minority interest							€264
Segment assets	€365,342	€-	€663,193	€1,028,535	€28,320	€(10,899)	€1,045,956
_________________________
(1) The results of the Celgar pulp mill are from the date of its acquisition on February 14, 2005.

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MERCER INTERNATIONAL INC.

BUSINESS SEGMENT INFORMATION
For the Three Months Ended June 30, 2005 and 2004
(Unaudited)
(Euros in thousands)

	Rosenthal Pulp	Celgar(1) Pulp	Stendal Pulp	Total Pulp	Paper	Corporate, Other and Eliminations	Consolidated Total
Three Months Ended June 30, 2005
Sales to external customers	€31,840	€40,864	€40,808	€113,512	€16,097	€-	€129,609
Intersegment net sales	-	-	1,786	1,786	-	(1,786)	-
	31,840	40,864	42,594	115,298	16,097	(1,786)	129,609
Operating costs	22,217	35,419	34,411	92,047	15,370	(2,135)	105,282
Depreciation and amortization	3,362	3,274	6,773	13,409	198	289	13,896
General and administrative	1,909	1,162	702	3,773	1,326	2,419	7,518
Emission credits	(2,135)	-	(4,153)	(6,288)	-	-	(6,288)
	25,353	39,855	37,733	102,941	16,894	573	120,408
Income (loss) from operations	6,487	1,009	4,861	12,357	(797)	(2,359)	9,201

Interest expense							(22,200)
Investment income							806
Derivative financial instruments, net							(69,451)
Foreign exchange(loss) on debt							(9,806)
Impairment of investments							-
							(100,651)
Loss before income taxes and minority interest							€(91,450)

Three Months Ended June 30, 2004
Sales to external customers	€36,022	€-	€927	€36,949	€13,386	€-	€50,335
Intersegment net sales	750	-	-	750	-	(750)	-
	36,772	-	927	37,699	13,386	(750)	50,335
Operating costs	23,318	-	-	23,318	13,455	123	36,896
Depreciation and amortization	5,554	-	12	5,566	589	159	6,314
General and administrative	2,648	-	2,707	5,355	1,469	863	7,687
Flooding grants, less losses and expenses	-	-	-	-	416	-	416
	31,520	-	2,719	34,239	15,929	1,145	51,313
Income (loss) from operations	5,252	-	(1,792)	3,460	(2,543)	(1,895)	(978)
Interest expense							(2,366)
Investment and other income							530
Derivative financial instruments, net							29,473
							27,637
Income before income taxes and minority interest							€26,659
_______________________

(1) The results of the Celgar pulp mill are from the date of its acquisition on February 14, 2005.

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MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE
Combined Condensed Balance Sheet
As at June 30, 2005
(Unaudited)
(Euros in thousands)

The terms of the indenture governing our 9.25% senior unsecured notes requires that we provide the results of operations and financial condition of Mercer Inc. and our restricted subsidiaries under the indenture, collectively referred to as the "Restricted Group". As at and during the six and three months ended June 30, 2005, the Restricted Group was comprised of Mercer Inc., certain holding subsidiaries and Rosenthal, and the Celgar mill from the date of its acquisition on February 14, 2005. During the six and three months ended June 30, 2004 and as at December 31, 2004, the Restricted Group was comprised of Mercer Inc., certain holding subsidiaries and Rosenthal, which was the only member of the Restricted Group with material operations during this period. We acquired the Celgar mill in February 2005 and, as a result, its operations for the six and three months ended June 30, 2004 and financial condition at December 31, 2004 are not included for such periods. The Restricted Group excludes our paper operations and the Stendal mill.

	June 30, 2005
	Restricted Group	Unrestricted Subsidiaries	Eliminations	Consolidated Group
ASSETS
Current assets
Cash and cash equivalents	€62,792	€43,082	€-	€105,874
Cash restricted	-	37,951		-	37,951
Receivables	42,748	32,665		(69)	75,344
Inventories	54,127	37,910		-	92,037
Prepaid expenses and other	3,631	3,426		-	7,057
Total current assets	163,298	155,034		(69)	318,263
Cash restricted	-	19,074		-	19,074
Property, plant and equipment	393,047	716,785		(438)	1,109,394
Other	9,741	4,119		-	13,860
Deferred income tax	22,855	55,383		-	78,238
Due from unrestricted group	44,621	-		(44,621)	-
Total assets	€633,562	€950,395		€(45,128)	€1,538,829

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	€43,780	€57,688		€(69)	€101,399
Construction costs payable	-	34,090		-	34,090
Debt, current portion	-	97,618		-	97,618
Total current liabilities	43,780	189,396		(69)	233,107

Debt, less current portion	353,033	599,522		-	952,555
Due to restricted group	-	44,621		(44,621)	-
Unrealized derivatives loss	-	143,631		-	143,631
Other	18,555	6,973		-	25,528
Deferred income tax	1,883	2,260		-	4,143
Total liabilities	417,251	986,403		(44,690)	1,358,964

SHAREHOLDERS' EQUITY
Total shareholders' equity	216,311	(36,008)	(1)	(438)	179,865
Total liabilities and shareholders' equity	€633,562	€950,395		€(45,128)	€1,538,829
_______________
(1)    Shareholders' equity does not include government grants received or receivable related to the Stendal mill.  Shareholders' equity is impacted by the unrealized non-cash marked to market valuation losses on derivative financial instruments.

(7)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE
Combined Condensed Balance Sheet
As at December 31, 2004
(Unaudited)
(Euros in thousands)

	December 31, 2004
	Restricted Group	Unrestricted Subsidiaries	Eliminations	Consolidated Group
ASSETS
Current assets
Cash and cash equivalents	€45,487	€4,081	€-	€49,568
Cash restricted	-	45,295	-	45,295
Receivables	21,791	33,060	(164)	54,687
Inventories	13,911	38,987	-	52,898
Prepaid expenses and other	1,995	2,966	-	4,961
Total current assets	83,184	124,389	(164)	207,409
Cash restricted	28,464	19,074	-	47,538
Property, plant and equipment	213,678	722,394	(37)	936,035
Other	5,936	4,212	-	10,148
Deferred income tax	26,592	27,927	-	54,519
Due from unrestricted group	43,467	-	(43,467)	-
Total assets	€401,321	€897,996	€(43,668)	€1,255,649

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	€19,615	€37,091	€(164)	€56,542
Construction costs payable	-	65,436	-	65,436
Debt, current portion	15,089	92,001	-	107,090
Total current liabilities	34,704	194,528	(164)	229,068
Debt, less current portion	224,542	552,730	-	777,272
Due to restricted group	-	43,467	(43,467)	-
Unrealized interest rate derivative	-	75,471	-	75,471
Other	1,878	7,157	-	9,035
Deferred income tax	1,719	343	-	2,062
Total liabilities	262,843	873,696	(43,631)	1,092,908

SHAREHOLDERS' EQUITY
Total shareholders' equity	138,478	24,300	(37)	162,741
Total liabilities and shareholders' equity	€401,321	€897,996	€(43,668)	€1,255,649

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MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE
Combined Condensed Statements of Operations
For the Six Months Ended June 30, 2005 and 2004
(Unaudited)
(Euros in thousands)

	Six Months Ended June 30, 2005
	Restricted Group	Unrestricted Subsidiaries	Eliminations	Consolidated Group
Revenues	€114,416	€113,086	€-	€227,502
Operating costs	87,260	98,024	-	185,284
Operating depreciation and amortization	10,829	13,616	438	24,883
General and administrative	11,077	4,239	-	15,316
Gain on sale of emission credits	(2,135)	(4,153)	-	(6,288)
	107,031	111,726	438	219,195
Income (loss) from operations	7,385	1,360	(438)	8,307
Other income (expense)
Interest expense	(15,985)	(26,571)	1,093	(41,463)
Investment income	1,297	777	(1,093)	981
Derivative financial instruments, net	(463)	(72,847)	-	(73,310)
Unrealized foreign exchange loss on debt	(7,509)	-	-	(7,509)
Impairment of investments	(1,645)	-	-	(1,645)
Total other expense	(24,305)	(98,641)	-	(122,946)
Loss before income taxes and minority interest	(16,920)	(97,281)	(438)	(114,639)
Income tax (provision) benefit	(4,776)	26,188	-	21,412
Loss before minority interest	(21,696)	(71,093)	(438)	(93,227)
Minority interest	-	11,409	-	11,409
Net loss	€(21,696)	€(59,684)	€(438)	€(81,818)

	Six Months Ended June 30, 2004
	Restricted Group	Unrestricted Subsidiaries	Eliminations	Consolidated Group
Revenues	€72,210	€29,620	€(1,179)	€100,651
Operating costs	48,675	27,213	133	76,021
Operating depreciation and amortization	11,136	1,153	318	12,607
General and administrative	6,295	8,091	(158)	14,228
Flooding grants, less losses and expenses	-	669	-	669
	66,106	37,126	293	103,525
Income (loss) from operations	6,104	(7,506)	(1,472)	(2,874)
Other income (expense)
Interest expense	(6,023)	(452)	1,121	(5,354)
Investment and other income (expense)	1,745	(214)	(67)	1,464
Derivative financial instruments, net	(5,272)	12,300	-	7,028
Total other expense	(9,550)	11,634	1,054	3,138
Income (loss) before income taxes and minority interest	(3,446)	4,128	(418)	264
Income tax provision	(199)	-	-	(199)
Income (loss) before minority interest	(3,645)	4,128	(418)	65
Minority interest	-	(2,790)	-	(2,790)
Net income (loss)	€(3,645)	€1,338	€(418)	€(2,725)

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MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE
Combined Condensed Statements of Operations
For the Three Months Ended June 30, 2005 and 2004
(Unaudited)
(Euros in thousands)

	Three Months Ended June 30, 2005
	Restricted Group	Unrestricted Subsidiaries	Eliminations	Consolidated Group
Revenues	€72,704	€56,905	€-	€129,609
Operating costs	57,287	47,995	-	105,282
Operating depreciation and amortization	6,704	6,971	221	13,896
General and administrative	5,490	2,028	-	7,518
Gain on sale of emission credits	(2,135)	(4,153)	-	(6,288)
	67,346	52,841	221	120,408
Income (loss) from operations	5,358	4,064	(221)	9,201
Other income (expense)
Interest expense	(8,314)	(14,585)	699	(22,200)
Investment income	970	467	(631)	806
Derivative financial instruments, net	(358)	(69,093)	-	(69,451)
Unrealized foreign exchange loss on debt	(9,806)	-	-	(9,806)
Impairment of investments	(467)	-	467	-
Total other income (expense)	(17,975)	(83,211)	535	(100,651)
Income (loss) before income taxes and minority interest	(12,617)	(79,147)	314	(91,450)
Income tax (provision) benefit	(1,661)	26,108	-	24,447
Income (loss) before minority interest	(14,278)	(53,039)	314	(67,003)
Minority interest	-	4,852	-	4,852
Net income (loss)	€(14,278)	€(48,187)	€314	€(62,151)

	Three Months Ended June 30, 2004
	Restricted Group	Unrestricted Subsidiaries	Eliminations	Consolidated Group
Revenues	€36,772	€14,313	€(750)	€50,335
Operating costs	23,318	13,455	123	36,896
Operating depreciation and amortization	5,554	601	159	6,314
General and administrative	3,181	4,176	330	7,687
Flooding grants, less losses and expenses	-	416	-	416
	32,053	18,648	612	51,313
Income (loss) from operations	4,719	(4,335)	(1,362)	(978)
Other income (expense)
Interest expense	(1,947)	114	(533)	(2,366)
Derivative financial instruments, net	(382)	29,855	-	29,473
Investment and other income (expense)	639	(364)	255	530
Total other income (expense)	(1,690)	29,605	(278)	27,637
Income (loss) before income taxes and minority interest	3,029	25,270	(1,640)	26,659
Income tax provision	(199)	(20)	-	(219)
Income (loss) before minority interest	2,830	25,250	(1,640)	26,440
Minority interest	-	(10,199)	-	(10,199)
Net income (loss)	€2,830	€15,051	€(1,640)	€16,241

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MERCER INTERNATIONAL INC.

COMPUTATION OF OPERATING EBITDA
For the Six and Three Months Ended June 30, 2005 and 2004
(Unaudited)
(Euros in thousands)

	Six Months Ended June 30,
	2005	2004
Net loss	€(81,818)	€(2,725)
Minority interest	(11,409)	2,790
Income taxes (benefit)	(21,412)	199
Interest expense	41,463	5,354
Investment income	(981)	(1,464)
Derivative financial instruments, net	73,310	(7,028)
Foreign exchange loss on debt	7,509	-
Impairment of investments	1,645	-
Income (loss) from operations	8,307	(2,874)
Add: Depreciation and amortization	24,883	12,607
Operating EBITDA	€33,190	€9,733

	Three Months Ended June 30,
	2005	2004
Net income (loss)	€(62,151)	€16,241
Minority interest	(4,852)	10,199
Income taxes (benefit)	(24,447)	219
Interest expense	22,200	2,366
Investment income	(806)	(530)
Derivative financial instruments, net	69,451	(29,473)
Foreign exchange loss on debt	9,806	-
Income (loss) from operations	9,201	(978)
Add: Depreciation and amortization	13,896	6,314
Operating EBITDA	€23,097	€5,336
________________
(1)
Operating EBITDA does not reflect the impact of a number of items that affect our net income (loss), including financing costs and the effect of derivative instruments. Operating EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States, and should not be considered as an alternative to net income (loss) or income (loss) from operations as a measure of performance, nor as an alternative to net cash from operating activities as a measure of liquidity. Operating EBITDA has significant limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.

(11)

MERCER INTERNATIONAL INC.

COMPUTATION OF RESTRICTED GROUP OPERATING EBITDA
For the Six and Three Months Ended June 30, 2005 and 2004
(Unaudited)
(Euros in thousands)

	Six Months Ended June 30,
	2005	2004
Restricted Group(1)
Net loss	€(21,696)	€(3,645)
Income taxes	4,776	199
Interest expense	15,985	6,023
Investment and other income	(1,297)	(1,745)
Derivative financial instruments, net	463	5,272
Foreign exchange loss on debt	7,509	-
Impairment of investments	1,645	-
Income from operations	7,385	6,104
Add: Depreciation and amortization	10,829	11,136
Operating EBITDA	€18,214	€17,240
____________
(1) The results of the Celgar pulp mill are not included for the six months ended June 30, 2004.

	Three Months Ended June 30,
	2005	2004
Restricted Group(1)
Net income (loss)	€(14,278)	€2,830
Income taxes	1,661	199
Interest expense	8,314	1,947
Investment and other income	(970)	(639)
Derivative financial instruments, net	358	382
Foreign exchange loss on debt	9,806	-
Impairment of investments	467	-
Income from operations	5,358	4,719
Add: Depreciation and amortization	6,704	5,554
Operating EBITDA	€12,062	€10,273
____________
(1) The results of the Celgar pulp mill are not included for the three months ended June 30, 2004.

(12)
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